Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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TYPE 1 MEDIA, INC.
(Exact Name of Small Business Issuer in its Charter)

Delaware	8200	33-1223037
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

 5959 Spring Garden Road, #1507
Halifax, NS, Canada B3h 1Y5
Tel. No.:(902) 483-8511
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Copies of communications to:

Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
 Fax No.: (732) 577-1188

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.000001 par value per share	700,000	$0.05	$35,000	$4.78

(1)  This Registration Statement covers the resale by our selling shareholders of up to 700,000 shares of common stock previously issued to such shareholders.

(2)  The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON JUNE __, 2013

TYPE 1 MEDIA, INC.

700,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that are shares that have already been issued and are currently outstanding. We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.05 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: June __, 2013

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Type 1 Media,” “Company,” “we,” “us” and “our” refer to Type 1 Media, Inc.

Overview

Type 1 Media, Inc. was incorporated in the State of Delaware on January 12, 2012.  Type 1 Media was formed primarily to inform people new to type 1 diabetes about living well with the condition as well as products and services that will help them thrive.

Dr. Jonathan White, the Company’s President, had been doing motivational and informational speaking concerning living well with type 1 diabetes for 5 years and had created a successful award-winning documentary for a medical devices company on the topic before starting Type 1 Media.

Type 1 Media began its business by creating short custom videos for pharmaceutical companies and medical devices companies who sell medications and products that people with type 1 diabetes need, as well as videos for charities concerned with type 1 diabetes. These projects, completed in 2012, helped build the Company’s reputation so that the Company could seek sponsorship for a larger project, titled Welcome to Type 1, which is detailed in the “Business Strategy” section.

Where You Can Find Us

We presently maintain our principal offices at 200 5959 Spring Garden Road, #1507, Halifax, NS, Canada B3h 1Y5.  Our telephone number is (902) 483-8511.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

The Offering

Common stock offered by selling security holders	700,000 shares of common stock. This number represents 12.28% of our current outstanding common stock (1).

Common stock outstanding before the offering	5,700,000

Common stock outstanding after the offering	5,700,000

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Trading Market
There is currently no trading market for our common stock. We intend to apply soon for quotation on the OTC Bulletin Board. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds
We are not selling any shares of the common stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

(1)  Based on 5,700,000 shares of common stock outstanding as of June 28, 2013.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our Company and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

OUR BUSINESS MODEL RELIES ON SELLING NINE SPONSORSHIP BLOCKS, WHICH WE MAY NOT BE ABLE TO DO.

In order to create the Welcome to Type 1 documentary, we plan on offering nine sponsorship blocks at $60,000 per block. It is possible that we will not be able to obtain the nine desired blocks, which will result in lower revenues. As of the date of this memorandum, the Company has sold two of the nine available blocks.

IT IS POSSIBLE THAT THE “WELCOME TO TYPE 1” DOCUMENTARY MAY NOT BE DEVELOPED.

Our business model is based around the Welcome to Type 1 documentary and other various products that stem from the video. Although it is the Company’s intention to obtain the sponsorships and ensure the production of this video, the video has not yet been created and there is a possibility that some future event may prevent the Welcome to Type 1 video from being finalized and our Company entering the market.

WE DO NOT HAVE AN EXISTING BUSINESS PLAN FOLLOWING THE RELEASE OF THE “WELCOME TO TYPE 1” DOCUMENTARY AND CONNECTED PRODUCTS BEYOND 2014.

Our current business is built around obtaining sponsorships to create the Welcome to Type 1 documentary and increasing information available to individuals diagnosed with Type 1 Diabetes. The video is projected to be completed and released in 2014, and although our Company intends to be operating beyond 2014 by potentially moving to other disease states, we do not have a definitive plan beyond 2014.

OUR BUSINESS MODEL IS BASED ON GENERATING REVENUE BY RAISING FUNDS FROM SPONSORS PRIOR TO THE CREATION OF THE FINAL PRODUCT.

Our business model is based on obtaining nine sponsorships for the Welcome to Type 1 documentary and related products. These funds are provided to the Company prior to the creation of the video or product. This business model may hinder our ability to generate a profit beyond that which is received from the nine sponsorships. We may have difficulty obtaining additional funds that we need during the creation of the Welcome to Type 1 documentary and the related products.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The audited financial statements included in the registration statement have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We have incurred significant losses since our inception. We have funded these losses primarily through the sale of securities.

Based on our financial history since inception, in their report of independent registered public accounting firm on the financial statements for the year ended from December 31, 2012 and 2011 and for the period ended March 31, 2013, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated no revenue.

There can be no assurance that we will have adequate capital resources to fund planned operations or that any additional funds will be available to us when needed or at all, or, if available, will be available on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANY.

We are a development stage company, and to date, our development efforts have been focused primarily on the development of our business model. We are in the process of developing and implementing our documentary and have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in gaining market share as a new company:

·        Develop effective business plan;
·        Meet customer standards;
·        Attain customer loyalty;
·        Develop and upgrade our services;

Our future will depend on our ability to bring our services to the market place, which requires careful planning of providing a product that meets customer standards without incurring unnecessary cost and expense.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect these costs to be approximately $25,000 per year. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

THE JOBS ACT ALLOWS US TO DELAY THE ADOPTION OF NEW OR REVISED ACCOUNTING STANDARDS THAT HAVE DIFFERENT EFFECTIVE DATES FOR PUBLIC AND PRIVATE COMPANIES.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

OUR COMMON SHARES WILL NOT BE REGISTERED UNDER THE EXCHANGE ACT AND AS A RESULT WE WILL HAVE LIMITED REPORTING DUTIES WHICH COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

Our common shares are not registered under the Exchange Act. As a result, we will not be subject to the federal proxy rules and our directors, executive officers and 10% beneficial holders will not be subject to Section 16 of the Exchange Act. In additional our reporting obligations under Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year. Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act. As a result, although, upon the effectiveness of the registration statement of which this prospectus forms a part, we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereunder. Furthermore, so long as our common shares are not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

Unless we are required to register our securities under Section 12(g) of the Securities Exchange Act, we do not intend to voluntarily comply with the registration requirements of Section 12(g) of the Securities Exchange Act.

BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, $10,000,000 in total assets and either more than 2,000 shareholders of record or 500 shareholders of record who are not accredited investors (as such term is defined by the Securities and Exchange Commission), in accordance with Section 12(g) of the Exchange Act).   As long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF JOHNATHAN WHITE, OUR PRESIDENT.

We are presently dependent to a great extent upon the experience, abilities and continued services of Johnathan White, our President. We are fully dependent on Mr. White for all our operations and managing the process of completing our “Welcome To Type 1” documentary. If Mr. White is unable to continue as our Presidnet we may not be successful in completing the “Welcome To Type 1” documentary or successfully implementing our business plan.

REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, independent accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss, and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

IF WE ARE NOT ABLE TO IMPLEMENT THE REQUIREMENTS OF SECTION 404 OF THE SARBANES-OXLEY ACT IN A TIMELY MANNER OR WITH ADEQUATE COMPLIANCE, WE MAY BE SUBJECT TO SANCTIONS BY REGULATORY AUTHORITIES.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal controls over financial reporting and, beginning with our annual report for fiscal year 2013, provide a management report on the internal control over financial reporting. We are in the preliminary stages of seeking consultants to assist us with a review of our existing internal controls and the design and implementation of additional internal controls that we may determine are appropriate. If we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. We will be evaluating our internal controls systems to allow management to report on, and eventually allow our independent auditors to attest to, our internal controls. We will be performing the system and process evaluation and testing (and any necessary remediation) required to comply with the management certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

We cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we may be subject to sanctions or investigation by regulatory authorities, such as the SEC or a stock exchange on which our securities may be listed in the future. Any such action could adversely affect our financial results or investors’ confidence in us and could cause our stock price to fall. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls that are deemed to be material weaknesses, we could be subject to sanctions or investigations by the SEC, any stock exchange on which our securities may be listed in the future, or other regulatory authorities, which would entail expenditure of additional financial and management resources and could materially adversely affect our stock price. Inferior internal controls could also cause us to fail to meet our reporting obligations or cause investors to lose confidence in our reported financial information, which could have a negative effect on our stock price.

To date, we have not evaluated the effectiveness of our internal controls over financial reporting, or the effectiveness of our disclosure controls and procedures, and we will not be required to evaluate our internal controls over financial reporting or disclose the results of such evaluation until the filing of our second annual report. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event an investor could lose his entire investment in our company.

WE ARE AN “EMERGING GROWTH COMPANY” UNDER THE RECENTLY ENACTED JOBS ACT AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We qualify as an “emerging growth company” under the recently enacted JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, among other things, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency”;

•	obtain shareholder approval of any golden parachute payments not previously approved; and

•
disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Until such time, however, because the JOBS Act has only recently been enacted, we cannot predict whether investors will find our stock less attractive because of the more limited disclosure requirements that we may be entitled to follow and other exemptions on which we are relying while we are an “emerging growth company”. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

OUR STATUS AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT MAY MAKE IT MORE DIFFICULT TO RAISE CAPITAL AS AND WHEN WE NEED IT.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

EVEN AFTER WE ARE NO LONGER AN “EMERGING GROWTH COMPANY”, WE MAY STILL HAVE EXEMPTIONS AVAILABLE AND REDUCED DISCLOSURE REQUIREMENTS AS A SMALLER REPORTING COMPANY WHICH COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

After we are no longer an “emerging growth company”, we may still qualify as a smaller reporting company which would allow us to take advantage of certain exemptions and reduced disclosure requirements. For instance, as a smaller reporting company we would not be required to obtain an auditor attestation with respect to management’s conclusion about the effectiveness of internal controls over financial reporting. This reduced disclosure could make our common stock less attractive to investors.

Risk Related to our Common Stock

THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK AND YOU MAY NOT BE ABLE TO RESELL YOUR COMMON STOCK.

There is no established public trading market for our securities.  Although we intend to be quoted on the OTCBB in the United States, our shares are not and have not been quoted on any exchange or quotation system.  We cannot assure you that a market maker will agree to file the necessary documents with the FINRA, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained.  In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

FUTURE ISSUANCE OF OUR COMMON STOCK COULD DILUTE THE INTERESTS OF EXISTING STOCKHOLDERS.

We may issue additional shares of our common stock in the future. The issuance of a substantial amount of common stock could have the effect of substantially diluting the interests of our stockholders. In addition, the sale of a substantial amount of common stock in the public market, either in the initial issuance or in a subsequent resale by the target company in an acquisition which received such common stock as consideration or by investors who acquired such common stock in a private placement could have an adverse affect on the market price of our common stock.

WE HAVE NO PLANS TO PAY DIVIDENDS.

To date, we have paid no cash dividends on our common shares.  For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends.

WE WILL HAVE BROAD DISCRETION OVER THE USE OF THE NET PROCEEDS FROM THIS OFFERING AND MAY NOT USE THEM EFFECTIVELY.

Our management will have broad discretion to use the net proceeds of this offering for a variety of purposes, including, further development of our products and operations, working capital and general corporate purposes. We may spend or invest these proceeds in a way with which our stockholders disagree. Failure by our management to effectively use these funds could harm our business and financial condition. Until the net proceeds are used, they may be placed in investments that do not yield a favorable return to our investors, do not produce significant income or lose value.

LACK OF EXPERIENCE AS OFFICERS OF PUBLICLY-TRADED COMPANIES OF OUR MANAGEMENT TEAM MAY HINDER OUR ABILITY TO COMPLY WITH SARBANES-OXLEY ACT.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff or consultants in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the Sarbanes-Oxley Act’s internal controls requirements, we may not be able to obtain the independent auditor certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

IF THE SEC DOES NOT DECLARE A REGISTRATION STATEMENT EFFECTIVE, YOU MAY NOT BE ABLE TO SELL SHARES IN THE AMOUNTS OR AT THE TIMES YOU MIGHT OTHERWISE WISH TO.

Although the Company believes that it and its advisors will be able to take all steps necessary to permit the SEC to declare its registration statement effective, it is possible that the SEC may, by application of policies or procedures that vary from past policies and procedures, delay the effectiveness of the registration statement or make it impractical for the Company to respond to the SEC in a manner that permits it to declare the registration statement effective. If the registration statement is not declared effective, you will need to rely on exemptions from the registration requirements of the Securities Act, such as Rule 144. Such exemptions typically limit the amount of shares that can be sold, require that shares be sold in certain types of transactions, require certain holding periods and limit the number of times that shares can be sold.

IN THE EVENT A MARKET DEVELOPS FOR OUR COMMON STOCK, THE MARKET PRICE OF OUR COMMON STOCK MAY BE VOLATILE.

In the event a market develops for our common stock, the market price of our Common Stock may be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our Common Stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our Common Stock. These factors may materially adversely affect the market price of our Common Stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our Common Stock.

AS OF THE DATE OF THE SALE OF THE SHARES OF COMMON STOCK, SHARES OF OUR CAPITAL STOCK WILL NOT BE PUBLICLY TRADED ANYWHERE IN THE WORLD, AND THERE IS A LACK OF LIQUIDITY FOR OUR COMMON SHARES.

Our shares are not publicly traded or listed for trading on any trading exchange and consequently there is a lack of liquidity for our shares.  Investors may have to bear the economic risk of an investment in the Company for an indefinite period of time.  The offer and sale of the Common Stock issuable upon conversion or exercise thereof, respectively, will not be registered under the Securities Act or any state securities laws.  Each purchaser of the shares of Common Stock  will be required to represent that it is purchasing such stock for its own account for investment purposes and not with a view to resale or distribution.  No transfer of the shares of Common Stock issuable upon conversion thereof may be made unless such transfer is registered under the Securities Act and applicable state securities laws, or an exemption therefrom is available, which will be noted on a restrictive legend placed on share certificate.  In connection with any such transfer, we may require the transferor to provide us with an opinion of legal counsel stating that the transfer complies with such securities laws and to pay any costs we incur in connection with such transfer as a precondition to the effectiveness of the transfer.  There is no public trading market for the shares of Common Stock issuable upon the conversion thereof and such trading market may never exist.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.05 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 100,000,000 shares of capital stock consisting of 95,000,000 shares of common stock, par value $0.000001 per share, and 95,000,000 shares of preferred stock, par value $0.000001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock will be quoted on the OTCBB.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The common shares being offered for resale by the 32 selling stockholders consist of 700,000 shares of common stock previously issued to such shareholders.

The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of June 28, 2013 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering(1)
Jennifer Hupfer	10,000	10,000	0	0.00%
Stephen Dye	20,000	20,000	0	0.00%
Mark Davidson	20,000	20,000	0	0.00%
William Keefer	10,000	10,000	0	0.00%
Paul Parrish	70,000	70,000	0	0.00%
Dale East	20,000	20,000	0	0.00%
William Patterson	10,000	10,000	0	0.00%
Rosalyn Miller	80,000	80,000	0	0.00%
Paul Saba	10,000	10,000	0	0.00%
Oliver Dumire	10,000	10,000	0	0.00%
LaToya Hambrick	10,000	10,000	0	0.00%
Laura Stafford	10,000	10,000	0	0.00%
Stephen Brubaker	10,000	10,000	0	0.00%
David Jarvis	10,000	10,000	0	0.00%
Nicholas Dent	20,000	20,000	0	0.00%
Randy Bryant	10,000	10,000	0	0.00%
Ryan Leonardo	10,000	10,000	0	0.00%
Jeanne Ballard	10,000	10,000	0	0.00%
Brent Walters	20,000	20,000	0	0.00%
Bernard Harkleroad	20,000	20,000	0	0.00%
Ronald Clark	20,000	20,000	0	0.00%
Dexter Davidson	20,000	20,000	0	0.00%
John Hamm	10,000	10,000	0	0.00%
Patrick Engel	10,000	10,000	0	0.00%
Kimberly Tackett	10,000	10,000	0	0.00%
Greg Elliott	10,000	10,000	0	0.00%
Dawn McGahen	80,000	80,000	0	0.00%
James Parrish	40,000	40,000	0	0.00%
Richard Blake Tasker III	10,000	10,000	0	0.00%
Chelsea Stickelman	10,000	10,000	0	0.00%
Heather Minny	10,000	10,000	0	0.00%
Renee Hood	80,000	80,000	0	0.00%
TOTAL	700,000	700,000	0	0.00% %

(1)	Based on 5,700,000 shares outstanding as of June 28, 2013

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

None of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.05 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $25,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized capital stock consists of 95,000,000 shares of common stock at a par value of $0.000001 per share and 5,000,000 shares of preferred stock at a par value of $0.000001 per share. As of March 28, 2013, 5,000,000 shares of our common stock and 0 shares of our preferred stock were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our certificate of incorporation provides that we are authorized to issue up to 5,000,000 shares of preferred stock with a par value of $0.000001 per share. Our Board of Directors has the authority, without further action by the stockholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

The transfer agent for our common stock is Action Stock Transfer Corporation at 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121 and its telephone number is (801) 274-1088.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anslow & Jaclin, LLP located at 195 Route 9 South, Suite 204, Manalapan, NJ 07726 will pass on the validity of the common stock being offered pursuant to this registration statement. Additionally, as part of its compensation, Anslow & Jaclin, LLP and its associates received an aggregate of 160,000 shares of common stock that are being registered in this Registration Statement.

The financial statements as of March 31, 2013 and for the fiscal year ended December 31, 2012 included in this prospectus and the registration statement have been audited by Li and Company, PC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Information about the Registrant

DESCRIPTION OF BUSINESS

Business Overview

Type 1 Media, Inc. was incorporated in the State of Delaware on January 12, 2012.  Type 1 was formed primarily to inform people new to type 1 diabetes about living well with the condition as well as products and services that will help them thrive.

Type 1 Media began its business by creating short custom videos for pharmaceutical companies and medical devices companies who sell medications and products that people with type 1 diabetes need, as well as videos for charities concerned with type 1 diabetes. These projects, completed in 2012, helped build the Company’s reputation so that the Company could seek sponsorship for a larger project, titled Welcome to Type 1, which is detailed in the “Business Strategy: section.

Our Corporate History and Background

Type 1 Media, Inc. was incorporated in the State of Delaware on January 12, 2012.  Type 1 Media was formed primarily to inform people new to type 1 diabetes about living well with the condition as well as products and services that will help them thrive.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. In addition, to date we have limited operating history for investors to evaluate the potential of our business development. As such, we have not built our customer base or our brand name. In addition, our sources of cash are not adequate for the next 12 months of operations. If we are unable to raise additional cash, we will either have to suspend or cease our expansion plans entirely.

Material Agreements

Animas Canada Sponsorship Agreement

On April 15, 2012, the Company entered into an Agreement (the “Animas Canada Agreement”) with Animas Canada, a medical device manufacturer. Pursuant to the Animas Canada Agreement, Animas Canada was named a supporting sponsor of Type 1 Media’s productions including documentary, website, and social media.  Animas Canada will pay the Company a total of $60,000 by May 15, 2013.  The Animas Canada Agreement will remain valid until December 31, 2014.

Our Industry

Providing information pertinent to a disease state online is a new and growing industry. Large organizations such as WebMD and WikiHealth perform this function in a one-size-fits all manner, but there is a market for services that are both more vivid and more specialized to specific disease states. In the type 1 diabetes media, there are a few companies that offer resources to patients. The company dLife has a website and a television show but is primarily focused on the larger type 2 diabetes market, which is a very different disease from type 1 diabetes.  The company Close Concerns provides constant updates on technology and treatments for people with type 1 and type 2 diabetes, but the information is more advanced and clinical than what Type 1 Media will provide. The blog and company DiabetesMine covers new developments and individual stories concerning type 1 and type 2 diabetes, but is also not tailored to people new to type 1 diabetes. That sharp focus—on providing the information that people new to the disease state need—is the key element that differentiates Type 1 Media and the Welcome to Type 1 project from others in the industry. Moreover, Welcome to Type 1 will refer people looking for different kinds of information to these services, just as these services will, and already do to some extent, refer people looking for information when newly diagnosed with type 1 diabetes, to Welcome to Type 1.

Our Business Strategy

When a person is newly diagnosed with type 1 diabetes, they and their family seek to understand what it is they are facing. Many people come away from diagnosis convinced that type 1 diabetes will necessarily reduce health and quality of life. This perspective leads to reduced proactivity and information-seeking in self-management. This perspective becomes a self-fulfilling prophecy because proactivity and information-seeking are the key to living well with type 1. However, we know that type 1 diabetes does not necessarily reduce health and quality of life because many people live healthy, happy lives with type 1. These people are proactive in their self-care and seek out information when needed.

Welcome to Type 1 exists to increase the number of people living healthy, happy lives with type 1 by:

•	Providing people with type 1 diabetes with a proactive perspective about self-care that will lead them to seek to understand and manage their condition

•	Providing people with type 1 diabetes with the information they need to self-manage and thrive with the condition.

•	Increasing the number of people who use existing informational, support, and research organizations concerned with improving the lives of people with type 1 diabetes.

It is within a short time period immediately following diagnosis that people new to type 1 diabetes seek to understand what the condition is. Welcome to Type 1 will make itself known to newly diagnosed people and families in this time window via:

•
A documentary DVD that will be distributed at clinics, hospitals, conferences, and by sponsors primarily in North America but also worldwide. The documentary will tell the story of a teenager newly diagnosed with type 1 and follow his progress toward self-management as he adventures with celebrities, athletes, professionals, chefs, and everyday folks all over the world living well with type 1. The documentary’s ‘special features’ will discuss key points about living well with type 1 including ‘how blood glucose is managed’, ‘type 1 and exercise’, and ‘the psychology of thriving with type 1’.

•
A website - WelcomeToType1.com (or w2t1.com) - that features basic resources for managing type 1 diabetes, documentary content, and extended interviews with the cast about living well with type 1. The website will also link to user-generated content about living well with type 1 and will sell the documentary cheaply for people new to type 1 who have not received a copy through other sources. Based on the user’s location and interests, the website will also provide listings and descriptions of resources and organizations available to them.

•	New media and social media resources building on the documentary content, the website, and relevant to living well with type 1 in general.

Welcome to Type 1’s business model is based on receiving funding from sponsors who want to inform people new to type 1 diabetes about living well with the condition as well as products and services that will help them thrive. Sponsorship blocks are presently open from now until 2014.

A large percentage of people living with type 1 diabetes could better control their blood sugars and thus live longer, healthier lives. Good blood sugar control requires a proactive mindset (motivation) and knowledge about self-care (information), as well as adequate medical coverage or resources. Even where resources are marginal or inadequate, motivation and information can help people with type 1 diabetes use what is available most effectively.

In the western world, when a person is diagnosed with type 1 diabetes they (and often their parents) spend a short period of time in the hospital learning how to manage their new permanent and life-threatening condition. This experience can be depressing, overwhelming, and not terribly useful from an educational standpoint because of shock and information overload. Yet the life of the person new to type 1 depends on that education, and they can not easily call up the doctor if they’ve missed something.

Furthermore, the messages that the newly diagnosed person or family receives about the disease can be crippling. Hospital staff spend necessarily spend the most time with patients having the most trouble with the disease and are therefore seldom optimistic toward the person new to type 1. Friends and family members will claim to empathize because their great-aunt lost a leg to diabetes (often type 2 diabetes—and this was when medical knowledge and resources were far less effective). Messages about diabetes in the media, often created by diabetes charities, will emphasize that it is an absolutely devastating and epidemic disease in order to motivate donations to their cause.

The psychological effect of these messages on a person or family trying to understand type 1 diabetes is that they come away hopeless. While some eventually find another perspective, this disastrous first impression is often permanent. This feeling of hopelessness—that there is nothing you can do—takes away the motivation to be proactive in self-care and information-seeking concerning type 1 diabetes.

What is needed is a way to bring the attitudes, knowledge, and strategies of people who are thriving with type-1 vividly into the lives of newly diagnosed type-1 diabetics and, for children, their parents. People starting their lives with type 1 need to learn immediately that if proactivity, information-seeking, and diligence replace the despair, confusion, and depression they feel, they can have long, healthy, happy lives. They must also have accessible and comprehensive educational materials so that their will to learn is never frustrated by a lack of information.

A number of technological and environmental factors make 2012 the right time for this resource to be launched. Most importantly, the motivational and educational material can be created and distributed broadly, effectively, and efficiently via video, the web, and social media. There is a different distribution medium readily available for different population segments: DVDs for older adults or individuals who prefer to have one comprehensive resource, the internet for the young adults or people who prefer delving deeper into certain topics, and mobile devices and social networks for adolescents and children as well as those to whom social media connectivity is paramount. Moreover, each medium connects to the other, creating the potential for a ‘snowball effect’ wherein enthusiasm in one—such as users creating their own videos—drives enthusiasm in another—such as users viewing these videos and discussing them.

Present technological and environmental factors also create a moral imperative and need that pulls this idea forward. Millions can benefit from a new ‘first impression’ of type 1 diabetes that will stay with them for a lifetime, but until very recently it was impossible to spread this new ‘first impression’ effectively. Personal first impressions, such as the despair and confusion that come with diagnosis, outweighed any positive first impressions that might come via a pamphlet. Even with modern technology we can not avoid the shock of diagnosis, however the pervasiveness of video, the internet, and mobile devices allows us to ensure that people new to type 1 have a more positive perspective as an option.

In the current media landscape, if comprehensive videos about living with type 1 are done well and convey important messages they can spread like wildfire and can be translated into many languages quite cheaply. Welcome to Type 1 will translate its documentary and main web content into eight languages. At the International Diabetes Conference in December 2011 (Dubai) ‘Young Leaders’ delegates from nations where medical resources are inadequate emphasized that quality educational media concerning living with type 1 was immensely valuable because their medical staff are often not trained with up-to-date knowledge. Despite limited access to training and health education, they do have access to the Internet and social media. What they need is a comprehensive informational resource.

All over the world, people new to type 1 also need to learn about the medications, resources, and medical devices that will keep them alive and help them thrive with the condition. Welcome to Type 1 uses the need for information about these tools at diagnosis as part of the business model. The Welcome to Type 1 documentary, website, and new media will make this information available in collaboration with sponsors. Because this information is vital to the person new to type 1, sponsors will have a chance to introduce their products at the very moment that people need to learn about them. Potential sponsors should also recognize that humans are creatures of habit. Once a person begins using a particular blood-glucose meter, insulin pump, insulin, or other resource, they seldom change brands over the course of their lifetime with type 1, choosing instead to continue using the product they know. This choice persists over a lifetime of supplies, upgrades, and replacements. The decision of which product they will ‘know’ is made when they are first being introduced to type 1 diabetes, and it is this crucial moment that Welcome to Type 1 is able to offer to sponsors who help fund this much-needed resource.

From the present until 2014, Welcome to Type 1 is offering nine sponsorship blocks at $60,000 per block. Owners of each sponsorship block receive:

•
1 minute of informational video in the ‘Special Features’ portion of the documentary (e.g. ‘What is an insulin pump?’, ‘What is blood glucose testing?’, ‘What is continuous blood glucose monitoring?’, ‘What is insulin?)

•	1 minute of informational video at the top of the website video channel
•	1 positive mention and ‘shot’ in the documentary story content
•	1/100th of the Welcome to Type 1 homepage for a logo and web-link
•	500 documentary DVDs for distribution indicating ‘This DVD provided by _____’
•	Additional documentaries for distribution will be available for purchase at cost from Welcome to Type 1
•	Recognition in conferences and public speaking engagements concerning Welcome to Type 1

Sponsors may purchase as many blocks as they choose. There are 9 blocks available, separate from partnering organizations with charitable or non-profit status. Priority of a sponsor’s video and webspace order is assigned according to the number of sponsorship blocks purchased, then by date purchased.

Sponsorship and our Mandate

The mandate of Welcome to Type 1 is to provide the best possible resource for people new to type 1 diabetes. We are thrilled to work with sponsors who understand the difference this resource can make in the lives of children and adults who are learning to manually replace the function of one of their vital organs. We also understand that sponsors expect to gain recognition and favor through their investment in Welcome to Type 1, and we believe that the best way to achieve this end is by following our mandate in order to maximize exposure.

Many questions potential sponsors may have, such as whether we will mention other brands or products, can be answered with the following rule: Welcome to Type 1 will always do what is best for the end consumer, while keeping the sponsor’s interests in mind. For instance, concerning insulin pumps, blood glucose meters, CGMs, or insulin types, we will tell our audience that there are different options available on all fronts and we may even point out broad differences between brands (e.g. long-acting insulin vs. short-acting; patch pumps vs. traditional pumps). If we did not, we would not be serving the best interests of people new to type 1. However, when it comes to demonstrating what a device is, how it works, and featuring it in the narrative, we will always use our sponsor’s product. In a case where two sponsors with equal sponsor blocks may be in direct competition, their products will receive equal attention. All information provided about products and brands will be informational rather than comparative, provocative, or designed to evoke an emotional response.

Research

In order to better understand how video and web resources can motivate behavior change and improve health outcomes, Welcome to Type 1 has teamed up with Saint Mary’s University in Nova Scotia, Canada. Dr. Steven Smith, Dean of Science at Saint Mary’s University, is working with Welcome to Type 1 to obtain research funding from federal granting agencies to explore the outcomes of exposure to Welcome to Type 1’s documentary and web content on people newly diagnosed with type 1 diabetes. Empirical studies will allow Welcome to Type 1 to better understand its impact on its audience. Furthermore, confirmation of improved behavioral and health outcomes is a first step toward other potential funding sources in the long term, such as insurance companies or healthcare providers who may wish to improve the health of their customers through proven preventative education and motivation. In short, the research component will provide feedback to ensure that Welcome to Type 1 works, help Welcome to Type 1 understand how to improve its service, and make possible additional funding sources for long-term sustainability and service.

Legal Concerns

Sponsors have a right to be certain that they are not putting their name on anything that could be damaging to their brand or to the end user. Media created by Welcome to Type 1 will be reviewed by accredited medical and psychological professionals prior to publication, however Welcome to Type 1 will also use new media to encourage reactions and content created by its audience. To ensure that this user-generated content is not misinterpreted as being certified by Welcome to Type 1, it’s sponsors, or medical professionals, this content will ‘live’ on sites commonly understood to be public such as a YouTube channel, twitter feed, and facebook page. Furthermore, these sites will permanently feature a notification that their content is user-generated rather than provided by Welcome to Type 1 or its sponsors. Finally, content on these sites will be regularly reviewed by the Welcome to Type 1 team and anything that has any potential to be damaging to the end user, sponsors, or Welcome to Type 1 will be removed.

Staying Local and Up-To-Date

Sponsors may have products that are available in certain locations but not others, or may release new products during their sponsorship term. In some cases there are federal restrictions against promoting products that are not available in that country at that time, or that are currently under review by legislative bodies. Welcome to Type 1 will work with sponsors to create informational content relevant to products that are available in various locations, and in circumstances where sponsors have several products for which content must be created, sponsors may elect to cover the production costs (at cost) for the Welcome to Type 1 team to customize information for different locations. Websites can presently determine from which country an ordinary internet-user is browsing and Welcome to Type 1 will use this service to provide the right information to the right country. Flags in the upper right-hand corner of the site will also allow internet-users to browse according to a country of their choosing, in cases where a person stumbles onto the wrong area’s website or is browsing while traveling. Similar content modifications will be made to DVDs being distributed in various regions.

Non-Sponsor Partnerships

In order to serve its mandate, Welcome to Type 1 will also partner with non-sponsoring organizations who can help produce content, distribute DVDs and raise awareness of the resource, and benefit from the services Welcome to Type 1 offers. Among others, the Welcome to Type 1 has preliminarily discussed some level of partnership with the International Diabetes Federation, TrialNet and other research organizations who access people new to type 1, Hospitals and diabetes clinics, Insulindependence, ConnectedinMotion, the Behavioral Diabetes Institute, Rewarding Diabetes, dLife, tudiabetes, the T1D Exchange and glu, and others.

Our Strengths

One strength is our business concept—that people new to type 1 need certain informational resources and that pharmaceutical and medical devices companies will sponsor those resources. Another related strength is our expertise in delivering those resources. Our founder, Dr. White, lives with type 1 diabetes and is a media psychologist who specializes in changing the way people think via media. Dr. White works with and contracts a network of individuals who are also living with or close to someone with type 1 diabetes and have needed skill sets for the business’s projects (e.g. graphic design, video production, medical expertise). Dr. White built this network over five years of work in the type 1 diabetes space, speaking at conferences, research sessions, and creating documentaries.

Products

•	Online videos for companies and organizations concerned with type 1 diabetes
•	www.welcometotype1.com

Competition

A number of notable media resources already exist for the type 1 community. These include websites such as dlife.com, childrenwithdiabetes.com, peoplewithdiabetes.ca; social media resources such as tudiabetes.org or myglu.org; and blogs or twitter feeds such as those of Amy Tenderich, Kelly Close, or Kerry Sparling. Additionally, organizations such as Insulindependence (USA), Reality Check (Australia), and Connected In Motion (Canada) offer online and real-world events and resources for people with type 1.

Having been involved in diabetes events and conferences for a decade, the Welcome to Type 1 team has been fortunate enough to become friends with many of the excellent people behind these excellent organizations, and the Welcome to Type 1 team has done work with most of them. The reason that there is a need for Welcome to Type 1, despite the existence of these other organizations, is that Welcome to Type 1 is chasing a different demographic.

It is incorrect to imply that the audiences of the organizations listed above are the same or homogenous, but generally speaking they are made up of people who live with some type of diabetes and who are involved and invested in the diabetes community. Specifically, that audience primarily consists of people who already understand the importance of proactivity and information-seeking. In contrast, Welcome to Type 1 is a resource designed for people brand new to type 1 who are still creating their first impression of the condition. Welcome to Type 1 aims to grow the number of people who migrate into the proactive, information-seeking audience of these other organizations. As such, Welcome to Type 1 will serve these other organizations by bringing them a larger audience and serve people new to type 1 by making the resources provided by these other organizations available to them. Because of this mandate, Welcome to Type 1 is already working with a number of these organizations in creating media content and helping run events. This type of cross-promotion and support allows Welcome to Type 1 and its ‘friends’ to do better work by working together in a scenario where everybody wins.

Customers

Those who will use the Welcome to Type 1 site are people and families newly diagnosed with type 1 diabetes, and those who have lived with the condition for some time but want to refresh their knowledge and attitudes toward it. The clients who pay the bills, however, are the sponsors who want that audience to choose their products and services.

Intellectual Property

Welcome to Type 1 is trademarked and protected to the extent that it is possible to do so for so generic a phrase. The company has also protected and purchased other websites and spellings that may be related to current or future products (e.g. Welcome2Type1.com, W2T1.com, WelcomeToInsulin.com)

Government Regulation

Type 1 Media operates under the same set of laws as companies such as WebMD and Wikipedia, wherein it is prudent to specify frequently that using the website and videos is no substitute for seeing a doctor and that a doctor should be consulted before making changes to one’s health regimen. Welcome to Type 1 has, accordingly, created a fitting Terms and Conditions of Use statement on the home page and a similar appropriate Privacy Policy, though Welcome to Type 1 does not presently collect any information from its audience apart from using Google Analytics to determine from where people are visiting the site and how they move through the content. Moreover, at the behest of some of its sponsors, Welcome to Type 1 will make it clear to website users when they are leaving the Welcome to Type 1 site in order to visit external sites, so that no medical information presented on external sites can be associated with Welcome to Type 1.

Employees

As of the date hereof, Type 1 Media, Inc. has 3 employees working for us in various capacities

DESCRIPTION OF PROPERTY

Our principal executive office is located at 5959 Spring Garden Road, #1507 Halifax, NS, Canada B3h 1Y5, and our telephone number is 902-483-8511. We our executive office is located within a space shared by our President for other purposes. The lease for the space is $1000 per month, 40% of which is attributed to Type 1 Media.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had [  ] holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

Type 1 Media, Inc.

(A Development Stage Company)

December 31, 2012 and 2011

Index to the Consolidated Financial Statements

Contents	Page(s)

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets at December 31, 2012 and 2011	F-3

Consolidated Statements of Operations and Comprehensive Income (Loss) for the Year Ended December 31, 2012 and 2011, and for the Period from October 28, 2009 (Inception) through December 31, 2012	F-4

Consolidated Statement of Stockholder’s Deficit for the Period from October 28, 2009 (Inception) through December 31, 2012	F-5

Consolidated Statements of Cash Flows for the Year Ended December 31, 2012 and 2011, and for the Period from October 28, 2009 (Inception) through December 31, 2012	F-6

Notes to the Consolidated Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
Type 1 Media, Inc.
(A Development Stage Company)
Wilmington, Delaware

We have audited the accompanying consolidated balance sheets of Type 1 Media, Inc., a development stage company, (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income (loss), stockholder's deficit and cash flows for the years then ended and for the period from October 28, 2009 (inception) through December 31, 2012.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amount and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income (loss), stockholder’s deficit and cash flows for the years then ended and for the period from October 28, 2009 (inception) through December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Company had a deficit accumulated during the development stage at December 31, 2012, a net loss and net cash used in operating activities for the year then ended.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Li and Company, PC
Li and Company, PC

Skillman, New Jersey
July 1, 2013

Type 1 Media, Inc.
(A Development Stage Company)
Consolidated Balance Sheets

	December 31, 2012	December 31, 2011

ASSETS

CURRENT ASSETS
Cash	$10,302	$-
Accounts receivable	7,000	-

Total Current Assets	17,302	-

Furniture and Fixtures
Funiture and fixtures	558	-
Accumulated depreciation	(93)	-

Funiture and Fixtures, net	465	-

TOTAL ASSETS	$17,767	$-

LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES
Accrued expenses	$73,736	$36,772
Advances from stockholder	37,660	-

Total Current Liabilities	111,396	36,772

TOTAL LIABILITIES	111,396	36,772

STOCKHOLDER'S DEFICIT

Preferred stock: par value $0.000001; 5,000,000 shares authorized;
none issued or outstanding	-	-
Common stock: par value $0.000001; 95,000,000 shares authorized;
5,000,000 shares issued and outstanding	5	5
Additional paid-In capital	(36,777)	(5)
Deficit accumulated during the development stage	(55,222)	(37,913)
Accumulated other comprehensive income (loss)
Foreign currency translation gain (loss)	(1,635)	1,141

Total Stockholder's Deficit	(93,629)	(36,772)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$17,767	$-

See accompanying notes to the consolidated financial statements

Type 1 Media, Inc.
(A Development Stage Company)
Consolidated Statements of Operations and Comprehensive Income (Loss)

	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011	For the Period from October 28, 2009 (Inception) through December 31, 2012

Revenue earned during the development stage	$44,006	$-	$44,006

Cost of Services	26,495	-	26,495

Gross Margin	17,511	-	17,511

Operating Expenses:

Compensation - officer	35,171	37,913	73,084
Professional fees	10,000	-	10,000
General and administrative expenses	27,562	-	27,562

Total Operating Expenses	72,733	37,913	110,646

Loss before income tax provision	(55,222)	(37,913)	(93,135)

Income tax provision	-	-	-

Net loss	$(55,222)	$(37,913)	$(93,135)

Net Loss Per Common Share - basic and diluted	$(0.01)	$(0.01)

Weighted Average Common Shares Outstanding:
- basic and diluted	5,000,000	5,000,000

Comprehensive Income (Loss):
Net Loss	$(55,222)	$(37,913)	$(93,135)
Foreign currency translation gain (loss)	(1,635)	1,141	(494)

Total Comprehensive Income (Loss)	$(56,857)	$(36,772)	$(93,629)

Pro Forma Information:

Loss before income tax provision	(55,222)	(37,913)	(93,135)

Income tax provision	-	-	-

Net loss	$(55,222)	$(37,913)	$(93,135)

Net Loss Per Common Share - basic and diluted	$(0.01)	$(0.01)

Weighted Average Common Shares Outstanding:
- basic and diluted	5,000,000	5,000,000

See accompanying notes to the consolidated financial statements

Type 1 Media, Inc.
(A Development Stage Company)
Consolidated Statement of Stockholder's Deficit
For the Period from October 28, 2009 (Inception) through December 31, 2012

					Accumulated Other Comprehensive Income (Loss)
	Common Stock: Par Value $0.000001		Additional Paid-in	Deficit Accumulated During the Development	Foreign Currency Translation	Total Stockholder's
	Shares	Amount	Capital	Stage	Gain (Loss)	Deficit

Balance, October 28, 2009 (Inception)	-	$-	$-	$-	$-	$-

Stock issued to founder upon formation for
Make Good Media	5,000,000	5	(5)			-
Net loss

Balance, December 31, 2010	5,000,000	5	(5)	-	-	-

Comprehensive income (loss)
Net loss				(37,913)		(37,913)
Foreign currency translational gain					1,141	1,141
Total comprehensive loss						(36,772)

Balance, December 31, 2011	5,000,000	5	(5)	(37,913)	1,141	(36,772)

Reclassification of Sole-Propritorship undistributed earnings (loss)
and comprehensive income (loss) at January 12, 2012
as additional paid-in capital			(36,772)	37,913	(1,141)	-

Comprehensive income (loss)
Net loss				(55,222)		(55,222)
Foreign currency translational loss					(1,635)	(1,635)
Total comprehensive loss						(56,857)

Balance, December 31, 2012	5,000,000	$5	$(36,777)	$(55,222)	$(1,635)	$(93,629)

See accompanying notes to the consolidated financial statements

Type 1 Media, Inc.
(A Development Stage Company)
Consolidated Statements of Cash Flows

	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011	For the Period from October 28, 2009 (Inception) through December 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(55,222)	$(37,913)	$(93,135)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	93	-	93
Changes in operating assets and liabilities:
Accounts receivable	(7,000)	-	(7,000)
Accrued expenses	36,964	36,772	73,736

Net cash used in operating activities	(25,165)	(1,141)	(26,306)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of furniture and fixtures	(558)	-	(558)

Net cash used in investing activities	(558)	-	(558)

CASH FLOWS FROM FINANCING ACTIVITIES

Advances from (repayments to) stockholder	37,660	-	37,660

Net cash provided by financing activities	37,660	-	37,660

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1,635)	1,141	(494)

NET CHANGE IN CASH	10,302	-	10,302

CASH BALANCE AT BEGINNING OF PERIOD	-	-	-

CASH BALANCE AT END OF PERIOD	$10,302	$-	$10,302

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$-	$-	$-
Income tax paid	$-	$-	$-

See accompanying notes to the consolidated financial statements

Type 1 Media, Inc.
 (A Development Stage Company)
December 31, 2012 and 2011
Notes to the Consolidated Financial Statements

Note 1 - Organization and Operations

Make Good Media

Make Good Media, a development stage company, (“Predecessor”) was organized as a Sole-Proprietorship on October 28, 2009 under the laws of Canada. The Company plans to make people, newly diagnosed with Type 1 Diabetes, aware of the information in self-management with the disease.

The Company exists to increase the number of people living healthy, happy lives with Type 1 Diabetes by:

•	Providing people with type 1 diabetes with a proactive perspective about self-care that will lead them to seek to understand and manage their condition

•	Providing people with type 1 diabetes with the information they need to self-manage and thrive with the condition.

•	Increasing the number of people who use existing informational, support, and research organizations concerned with improving the lives of people with type 1 diabetes.

Type 1 Media, Inc.

Type 1 Media, Inc. (the “Company”) was incorporated on January 12, 2012 under the laws of the State of Delaware for the sole purpose of acquiring all of the outstanding rights of Make Good Media. Upon formation, the Company issued an aggregate of 5,000,000 shares of the newly formed corporation’s common stock to the President of the Predecessor for all of the outstanding rights.  No value was given to the stock issued by the newly formed corporation. Therefore, the shares were recorded to reflect the $0.000001 par value and paid in capital was recorded as a negative amount ($5). The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Make Good Media, which are recorded at historical cost.

The Company applied paragraph 505-10-S99-3 of the FASB Accounting Standards Codification (formerly Topic 4B of the Staff Accounting Bulletins (“SAB”) (“SAB Topic 4B”) issued by the United States Securities and Exchange Commission (the “SEC”), by reclassifying the Sole-Proprietorship’s deficit accumulated during the development stage of ($37,913) and other comprehensive income of $1,161 at January 12, 2012 to additional paid-in capital.

The accompanying consolidated financial statements have been prepared as if the Company had its corporate capital structure as of the first date of the first period presented.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification ("ASC") to determine whether and how to consolidate another entity.  Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee.  Pursuant to ASC Paragraph 810-10-15-8 the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation.  The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, in which the parent’s power to control exists.

The Company's consolidated subsidiaries and/or entities are as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

Make Good Media	Canada	October 28, 2009	100%

The consolidated financial statements include all accounts of the Company as of December 31, 2012 and for the period from January 12, 2012 through December 31, 2012, all accounts of Make Good Media as of December 31, 2012 and 2011, for the years then ended and for the period from October 28, 2009 (inception) through December 31, 2012.

All inter-company balances and transactions have been eliminated.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. Although the Company recognized nominal amount of revenues, it is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; allowance for doubtful accounts; the carrying value, recoverability and impairment, if any, of long-lived assets, including the values assigned to and the estimated useful lives of property and equipment; revenue recognized or recognizable; sales returns and allowances; income tax rate, income tax provision and valuation allowance of deferred tax assets; foreign exchange rate; and the assumption that the Company will be a going concern.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accounts payable, approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not, however, practical to determine the fair value of advances from stockholder, if any, due to their related party nature.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include property and equipment, intangible assets inclusive of website development costs, exclusive licenses, trademark, acquired technologies, non-compete agreements, and goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes.  The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying statements of operations.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts. The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification and determine when receivables are past due or delinquent based on how recently payments have been received.

Outstanding account balances are reviewed individually for collectability.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any.

The Company does not have any off-balance-sheet credit exposure to its customers at December 31, 2012 or 2011.

Property and Equipment

Property and equipment is recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives.  Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d.  principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  a. the nature of the relationship(s) involved ; b. adescription of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. aamounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Foreign Currency Transactions

The Company applies the guidelines as set out in Section 830-20-35 of the FASB Accounting Standards Codification (“Section 830-20-35”) for foreign currency transactions.  Pursuant to Section 830-20-35 of the FASB Accounting Standards Codification, foreign currency transactions are transactions denominated in currencies other than U.S. Dollar, the Company’s reporting currency or Canadian Dollar, the Company’s operating functional currency.  Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid.  A change in exchange rates between the functional currency and the currency in which a transaction is denominated increases or decreases the expected amount of functional currency cash flows upon settlement of the transaction. That increase or decrease in expected functional currency cash flows is a foreign currency transaction gain or loss that generally shall be included in determining net income for the period in which the exchange rate changes. Likewise, a transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date, whichever is later) realized upon settlement of a foreign currency transaction generally shall be included in determining net income for the period in which the transaction is settled. The exceptions to this requirement for inclusion in net income of transaction gains and losses pertain to certain intercompany transactions and to transactions that are designated as, and effective as, economic hedges of net investments and foreign currency commitments.  Pursuant to Section 830-20-25 of the FASB Accounting Standards Codification, the following shall apply to all foreign currency transactions of an enterprise and its investees: (a) at the date the transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction shall be measured and recorded in the functional currency of the recording entity by use of the exchange rate in effect at that date as defined in section 830-10-20 of the FASB Accounting Standards Codification; and (b) at each balance sheet date, recorded balances that are denominated in currencies other than the functional currency or reporting currency of the recording entity shall be adjusted to reflect the current exchange rate.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income Tax Provision

The Company was treated as a disregarded entity for income tax purposes until January 12, 2012. The operating results prior to January 12, 2012 were included in the income tax return of the Company’s founder.

Effective January 12, 2012, the Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the period from January 12, 2012 (inception) through December 31, 2012.

Pro Forma Income Tax Information (Unaudited)

Prior to January 12, 2012, the date of recapitalization, the Company was a Sole-Proprietorship.  The operating results of the Sole-Proprietorship prior to January 12, 2012 were included in the income tax returns of the stockholder for income tax purposes.  The unaudited pro forma income tax amounts, income tax provision, deferred tax assets, and the valuation allowance of deferred tax assets included in the accompanying consolidated statements of operations and the income tax provision note reflect the provision for income taxes which would have been recorded as if the Sole-Proprietorship had been incorporated as a C Corporation as of the beginning of the first date presented.

Foreign Currency Translation

The Company follows Section 830-10-45 of the FASB Accounting Standards Codification (“Section 830-10-45”) for foreign currency translation to translate the financial statements from the functional currency, generally the local currency, into U.S. Dollars.  Section 830-10-45 sets out the guidance relating to how a reporting entity determines the functional currency, re-measures the books of record (if necessary), and characterizes transaction gains and losses. Pursuant to Section 830-10-45, the assets, liabilities, and operations of a foreign entity shall be measured using the functional currency of that entity. An entity’s functional currency is the currency of the primary economic environment in which the entity operates; normally, that is the currency of the environment, or local currency, in which an entity primarily generates and expends cash.

The functional currency is determined based on management’s judgment and involves consideration of all relevant economic facts and circumstances affecting the subsidiary. Generally, the currency in which it transacts a majority of its transactions, including billings, financing, payroll and other expenditures, would be considered the functional currency. If a functional currency is deemed to be the local currency, then any gain or loss associated with the translation of the financial statements is included in accumulated other comprehensive income. However, if the functional currency is deemed to be the U.S. Dollar, then any gain or loss associated with the re-measurement of these financial statements from the local currency to the functional currency would be included in the consolidated statements of income and comprehensive income (loss).

Based on an assessment of the factors discussed above, the management of the Company determined the relevant local currency to be the functional currency.

The financial records of the Company are maintained in its local currency, the Canadian Dollar (“CAD”), which is the functional currency.  Assets and liabilities are translated from the local currencies into the reporting currency, U.S. dollars, at the exchange rate prevailing at the balance sheet date.  Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the consolidated financial statements.  Foreign currency translation gain (loss) resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining accumulated other comprehensive income in the consolidated statement of stockholders’ deficit.

Unless otherwise noted, the rate presented below per U.S. $1.00 was the midpoint of the interbank rate as quoted by OANDA Corporation (www.oanda.com) contained in its consolidated financial statements. Translation of amounts from CAD into U.S. dollars has been made at the following exchange rates for the respective periods:

	December 31, 2012	December 31, 2011

Balance sheets	0.9968	1.0198

Statement of operations and comprehensive income (loss)	0.9998	0.9891

Comprehensive Income (Loss)

The Company has applied section 220-10-45 of the FASB Accounting Standards Codification. This statement establishes rules for the reporting of comprehensive income and its components.  Comprehensive income (loss), for the Company, consists of net loss and foreign currency translation adjustments and is presented in the Company’s consolidated statements of operations and comprehensive income (loss) and stockholders’ equity.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

There were no potentially dilutive common shares outstanding for the year ended December 31, 2012 or 2011.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

FASB Accounting Standards Update No. 2011-08

In September 2011, the FASB issued the FASB Accounting Standards Update No. 2011-08 “Intangibles—Goodwill and Other: Testing Goodwill for Impairment” (“ASU 2011-08”). This Update is to simplify how public and nonpublic entities test goodwill for impairment. The amendments permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. Under the amendments in this Update, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount.

The guidance is effective for interim and annual periods beginning on or after December 15, 2011. Early adoption is permitted.

FASB Accounting Standards Update No. 2011-11

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS.

The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.

FASB Accounting Standards Update No. 2012-02

In July 2012, the FASB issued the FASB Accounting Standards Update No. 2012-02 “Intangibles—Goodwill and Other (Topic 350) Testing Indefinite-Lived Intangible Assets for Impairment” (“ASU 2012-02”).

This Update is intended to reduce the cost and complexity of testing indefinite-lived intangible assets other than goodwill for impairment. This guidance builds upon the guidance in ASU 2011-08, entitled Testing Goodwill for Impairment. ASU 2011-08 was issued on September 15, 2011, and feedback from stakeholders during the exposure period related to the goodwill impairment testing guidance was that the guidance also would be helpful in impairment testing for intangible assets other than goodwill.

The revised standard allows an entity the option to first assess qualitatively whether it is more likely than not (that is, a likelihood of more than 50 percent) that an indefinite-lived intangible asset is impaired, thus necessitating that it perform the quantitative impairment test. An entity is not required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test unless the entity determines that it is more likely than not that the asset is impaired.

This Update is effective for annual and interim impairment tests performed in fiscal years beginning after September 15, 2012.  Earlier implementation is permitted.

Other Recently Issued, but not yet Effective Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying consolidated financial statements, the Company had a deficit accumulated during the development stage at December 31, 2012, a net loss and net cash used in operating activities for the year then ended.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to commence operations and generate sufficient revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a private or public offering.  Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Furniture and Fixtures

Furniture and fixtures, stated at cost, less accumulated depreciation consisted of the following:

	Estimated Useful Life (Years)	December 31, 2012	June 30, 2011

Furniture and fixture	5	$558	$-

		558	-

Less accumulated depreciation		(93)	(-)

		$465	$-

Depreciation Expense

Depreciation expense for the year ended December 31, 2012 and 2011 was $93 and $0, respectively.

Impairment

The Company completed the annual impairment test of property and equipment and determined that there was no impairment as the fair value of property and equipment, substantially exceeded their carrying values at December 31, 2012.

Note 5 – Stockholder’s Deficit

Shares Authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is One Hundred Million (100,000,000) shares of which Five Million (5,000,000) shares shall be Preferred Stock, par value $0.000001 per share, and Ninety Five Million (95,000,000) shares shall be Common Stock, par value $0.000001 per share.

Common Stock

Upon formation, the Company issued an aggregate of 5,000,000 shares of the newly formed corporation’s common stock to the President of the Predecessor for all of the outstanding shares. No value was given to the stock issued by the newly formed corporation.  Therefore, the shares were recorded to reflect the $.000001 par value and paid in capital was recorded as a negative amount ($5).  In other words, no net value was assigned to these shares.

Capital Contribution

The Company applied paragraph 505-10-S99-3 of the FASB Accounting Standards Codification (formerly Topic 4B of the Staff Accounting Bulletins (“SAB”) (“SAB Topic 4B”) issued by the United States Securities and Exchange Commission (the “SEC”), by reclassifying the Sole-Proprietorship’s deficit accumulated during the development stage of ($37,913) and other comprehensive income of $1,161 at January 12, 2012 to additional paid-in capital.

Note 6 – Related Party Transactions

Advances from Stockholder

From time to time, the stockholder of the Company advances funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

Free Office Space

The Company has been provided office space by its Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

Note 7 – Income Tax Provision

Deferred Tax Assets

At December 31, 2012, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $55,222 that may be offset against future taxable income through 2032. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $18,775 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization. The valuation allowance increased approximately $18,775 for the period from January 12, 2012 (inception) through December 31, 2012.

Components of deferred tax assets are as follows:

December 31, 2012
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	18,775

Less: Valuation allowance	(18,775)

Deferred tax assets, net of valuation allowance	$-

Income Tax Provision in the Consolidated Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For the Period from January 12, 2012 (inception) through December 31, 2012

Federal statutory income tax rate	34.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0)

Effective income tax rate	0.0%

Pro Forma Income Tax Information (Unaudited)

The unaudited pro forma income tax amounts, deferred tax assets and income tax rate included in the accompanying consolidated statements of operations and related income tax provision reflect the provision for income taxes which would have been recorded if the Company had been incorporated as a C Corporation as of the beginning of the first date presented.

Pro Forma Deferred Tax Assets

At December 31, 2012, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $93,135 that may be offset against future taxable income through 2032. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $31,666 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization. The valuation allowance increased approximately $18,775 and $12,890 for the year ended December 31, 2012 and 2011, respectively.

Components of deferred tax assets are as follows:

	December 31, 2012	December 31, 2011
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$31,668	12,890

Less: Valuation allowance	(31,668)	(12,890)

Deferred tax assets, net of valuation allowance	$-	$-

Pro Forma Income Tax Provision in the Consolidated Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011

Federal statutory income tax rate	34.0%	34.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0)	(34.0)

Effective income tax rate	0.0%	0.0%

Note 8 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent events to be disclosed.

Type 1 Media, Inc.

(A Development Stage Company)

March 31, 2013 and 2012

Index to the Consolidated Financial Statements

Contents	Page(s)

Consolidated Balance Sheets at March 31, 2013 (Unaudited) and December 31, 2012	F-22

Consolidated Statements of Operations and Comprehensive Income (Loss) for the Three Months Ended March 31, 2013 and 2012, and for the Period from October 28, 2009 (Inception) through March 31, 2013 (Unaudited)
F-23

Consolidated Statement of Stockholder’s Deficit for the Period from October 28, 2009 (Inception) through March 31, 2013 (Unaudited)	F-24

Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2013 and 2012, and for the Period from October 28, 2009 (Inception) through March 31, 2013 (Unaudited)	F-25

Notes to the Consolidated Financial Statements (Unaudited)	F-26

Type 1 Media, Inc.
(A Development Stage Company)
Consolidated Balance Sheets

	March 31, 2013	December 31, 2012
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash	$9,295	$10,302
Accounts receivable	-	7,000

Total Current Assets	9,295	17,302

Furniture and Fixtures
Funiture and fixtures	558	558
Accumulated depreciation	(121)	(93)

Funiture and Fixtures, net	437	465

TOTAL ASSETS	$9,732	$17,767

LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES
Accrued expenses	$78,073	$73,736
Advances from stockholder	41,771	37,660

Total Current Liabilities	119,844	111,396

TOTAL LIABILITIES	119,844	111,396

STOCKHOLDER'S DEFICIT

Preferred stock: par value $0.000001; 5,000,000 shares authorized;
none issued or outstanding	-	-
Common stock: par value $0.000001; 95,000,000 shares authorized;
5,000,000 shares issued and outstanding	5	5
Additional paid-In capital	(36,777)	(36,777)
Deficit accumulated during the development stage	(73,667)	(55,222)
Accumulated other comprehensive income (loss)
Foreign currency translation gain (loss)	327	(1,635)

Total Stockholder's Deficit	(110,112)	(93,629)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$9,732	$17,767

See accompanying notes to the consolidated financial statements

Type 1 Media, Inc.
(A Development Stage Company)
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	For the Three Months Ended March 31, 2013	For the Three Months Ended March 31, 2012	For the Period from October 28, 2009 (Inception) through March 31, 2013
	(Unaudited)	(Unaudited)	(Unaudited)

Revenue earned during the development stage	$-	$-	$44,006

Cost of Services	-	-	26,495

Gross Margin	-	-	17,511

Operating Expenses:

Compensation - officer	4,465	7,499	77,549
Professional fees	515	-	10,515
General and administrative expenses	13,465	5,157	41,027

Total Operating Expenses	18,445	12,656	129,091

Loss before income tax provision	(18,445)	(12,656)	(111,580)

Income tax provision	-	-	-

Net loss	$(18,445)	$(12,656)	$(111,580)

Net Loss Per Common Share - basic and diluted	$(0.00)	$(0.00)

Weighted Average Common Shares Outstanding:
- basic and diluted	5,000,000	5,000,000

Comprehensive Income (Loss):
Net loss	$(18,445)	$(12,656)	$(111,580)
Foreign currency translation income (loss)	1,962	(2,014)	1,468

Total Comprehensive Income (loss)	$(16,483)	$(14,670)	$(110,112)

Net Loss Per Common Share - basic and diluted	$(0.00)	$(0.00)

Weighted Average Common Shares Outstanding:
- basic and diluted	5,000,000	5,000,000

See accompanying notes to the consolidated financial statements

Type 1 Media, Inc.
(A Development Stage Company)
Consolidated Statement of Stockholder's Deficit
For the Period from October 28, 2009 (Inception) through March 31, 2013
(Unaudited)

					Accumulated Other Comprehensive income (loss)
	Common Stock		Additional Paid-in	Deficit Accumulated During the Development	Foreign Currency Translation	Total Stockholder's
	Shares	Amount	Capital	Stage	Gain (loss)	Deficit

Balance, October 28, 2009 (Inception)	-	$-	$-	$-	$-	$-

Stock issued to founder upon formation for
Make Good Media	5,000,000	5	(5)			-
Net loss

Balance, December 31, 2010	5,000,000	5	(5)	-	-	-

Comprehensive income (loss)
Net loss				(37,913)		(37,913)
Foreign currency translational gain (loss)					1,141	1,141
Total comprehensive loss						(36,772)

Balance, December 31, 2011	5,000,000	5	(5)	(37,913)	1,141	(36,772)

Reclassification of sole-propritorship undistributed earnings (loss)
and comprehensive income (loss) at January 12, 2012
as additional paid-in capital			(36,772)	37,913	(1,141)	-

Comprehensive income (loss)
Net loss				(55,222)		(55,222)
Foreign currency translational gain (loss)					(1,635)	(1,635)
Total comprehensive loss						(56,857)

Balance, December 31, 2012	5,000,000	5	(36,777)	(55,222)	(1,635)	(93,629)

Comprehensive income (loss)
Net loss				(18,445)		(18,445)
Foreign currency translational gain (loss)					1,962	1,962
Total comprehensive loss						(16,483)

Balance, March 31, 2013	5,000,000	$5	$(36,777)	$(73,667)	$327	$(110,112)

See accompanying notes to the consolidated financial statements

Type 1 Media, Inc.
(A Development Stage Company)
Consolidated Statements of Cash Flows

	For the Three Months Ended March 31, 2013	For the Three Months Ended March 31, 2012	For the Period from October 28, 2009 (Inception) through March 31, 2013
	(Unaudited)	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(18,445)	$(12,656)	$(111,580)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	28	9	121
Changes in operating assets and liabilities:
Accounts receivable	7,000	-	-
Accrued expenses	4,337	8,354	78,073

Net cash used in operating activities	(7,080)	(4,293)	(33,386)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of furniture and fixtures	-	(558)	(558)

Net cash used in investing activities	-	(558)	(558)

CASH FLOWS FROM FINANCING ACTIVITIES

Advances from (repayments to) stockholder	4,111	5,724	41,771

Net cash provided by financing activities	4,111	5,724	41,771

EFFECT OF EXCHANGE RATE CHANGES ON CASH	1,962	(873)	1,468

NET CHANGE IN CASH	(1,007)	-	9,295

CASH BALANCE AT BEGINNING OF PERIOD	10,302	-	-

CASH BALANCE AT END OF PERIOD	$9,295	$-	$9,295

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$-	$-	$-
Income tax paid	$-	$-	$-

See accompanying notes to the consolidated financial statements

Type 1 Media, Inc.
 (A Development Stage Company)
March 31, 2013 and 2012
Notes to the Consolidated Financial Statements
(Unaudited)

Note 1 - Organization and Operations

Make Good Media

Make Good Media, a development stage company, (“Predecessor”) was organized as a Sole-Proprietorship on October 28, 2009 under the laws of Canada. The Company plans to make people, newly diagnosed with Type 1 Diabetes, aware of the information in self-management with the disease.

The Company exists to increase the number of people living healthy, happy lives with Type 1 Diabetes by:

•	Providing people with type 1 diabetes with a proactive perspective about self-care that will lead them to seek to understand and manage their condition

•	Providing people with type 1 diabetes with the information they need to self-manage and thrive with the condition.

•	Increasing the number of people who use existing informational, support, and research organizations concerned with improving the lives of people with type 1 diabetes.

Type 1 Media, Inc.

Type 1 Media, Inc. (the “Company”) was incorporated on January 12, 2012 under the laws of the State of Delaware for the sole purpose of acquiring all of the outstanding rights of Make Good Media. Upon formation, the Company issued an aggregate of 5,000,000 shares of the newly formed corporation’s common stock to the President of the Predecessor for all of the outstanding rights.  No value was given to the stock issued by the newly formed corporation. Therefore, the shares were recorded to reflect the $0.000001 par value and paid in capital was recorded as a negative amount ($5). The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Make Good Media, which are recorded at historical cost.

The Company applied paragraph 505-10-S99-3 of the FASB Accounting Standards Codification (formerly Topic 4B of the Staff Accounting Bulletins (“SAB”) (“SAB Topic 4B”) issued by the United States Securities and Exchange Commission (the “SEC”), by reclassifying the Sole-Proprietorship’s deficit accumulated during the development stage of ($37,913) and other comprehensive income of $1,141 at January 12, 2012 to additional paid-in capital.

The accompanying consolidated financial statements have been prepared as if the Company had its corporate capital structure as of the first date of the first period presented.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation – Unaudited Interim Financial Information

The accompanying unaudited consolidated interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for the interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim consolidated financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented.  Unaudited interim consolidated results are not necessarily indicative of the results for the full fiscal year. These consolidated financial statements should be read in conjunction with the audited financial statements of the Company for the year ended December 31, 2012 and notes thereto contained in the Company’s Registration Statement on Form S-1, of which this Prospectus is a part.

Principles of Consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification ("ASC") to determine whether and how to consolidate another entity.  Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee.  Pursuant to ASC Paragraph 810-10-15-8 the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation.  The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

The Company's consolidated subsidiaries and/or entities are as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

Make Good Media	Canada	October 28, 2009	100%

The consolidated financial statements include all accounts of the Company as of March 31, 2013 and for the period from January 12, 2012 through March 31, 2013, all accounts of Make Good Media as of March 31, 2013 and 2012, for the periods then ended and for the period from October 28, 2009 (inception) through March 31, 2013.

All inter-company balances and transactions have been eliminated.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. Although the Company recognized nominal amount of revenues, it is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; allowance for doubtful accounts; the carrying value, recoverability and impairment, if any, of long-lived assets, including the values assigned to and the estimated useful lives of property and equipment; revenue recognized or recognizable; sales returns and allowances; income tax rate, income tax provision and valuation allowance of deferred tax assets; foreign exchange rate; and the assumption that the Company will be a going concern.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accounts payable, approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not, however, practical to determine the fair value of advances from stockholder, if any, due to their related party nature.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include property and equipment, intangible assets inclusive of website development costs, exclusive licenses, trademark, acquired technologies, non-compete agreements, and goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes.  The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying statements of operations.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts. The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification and determine when receivables are past due or delinquent based on how recently payments have been received.

Outstanding account balances are reviewed individually for collectability.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any.

The Company does not have any off-balance-sheet credit exposure to its customers at March 31, 2013 or December 31, 2012.

Property and Equipment

Property and equipment is recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives.  Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d.  principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  a. the nature of the relationship(s) involved ; b. adescription of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. aamounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Foreign Currency Transactions

The Company applies the guidelines as set out in Section 830-20-35 of the FASB Accounting Standards Codification (“Section 830-20-35”) for foreign currency transactions.  Pursuant to Section 830-20-35 of the FASB Accounting Standards Codification, foreign currency transactions are transactions denominated in currencies other than U.S. Dollar, the Company’s reporting currency or Canadian Dollar, the Company’s operating functional currency.  Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid.  A change in exchange rates between the functional currency and the currency in which a transaction is denominated increases or decreases the expected amount of functional currency cash flows upon settlement of the transaction. That increase or decrease in expected functional currency cash flows is a foreign currency transaction gain or loss that generally shall be included in determining net income for the period in which the exchange rate changes. Likewise, a transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date, whichever is later) realized upon settlement of a foreign currency transaction generally shall be included in determining net income for the period in which the transaction is settled. The exceptions to this requirement for inclusion in net income of transaction gains and losses pertain to certain intercompany transactions and to transactions that are designated as, and effective as, economic hedges of net investments and foreign currency commitments.  Pursuant to Section 830-20-25 of the FASB Accounting Standards Codification, the following shall apply to all foreign currency transactions of an enterprise and its investees: (a) at the date the transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction shall be measured and recorded in the functional currency of the recording entity by use of the exchange rate in effect at that date as defined in section 830-10-20 of the FASB Accounting Standards Codification; and (b) at each balance sheet date, recorded balances that are denominated in currencies other than the functional currency or reporting currency of the recording entity shall be adjusted to reflect the current exchange rate.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income Tax Provision

The Company was treated as a disregarded entity for income tax purposes until January 12, 2012. The operating results prior to January 12, 2012 were included in the income tax return of the Company’s founder.

Effective January 12, 2012, the Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the interim period ended March 31, 2013 or 2012.

Pro Forma Income Tax Information (Unaudited)

Prior to January 12, 2012, the date of recapitalization, the Company was a Sole-Proprietorship. The operating results of the Sole-Proprietorship prior to January 12, 2012 were included in the income tax returns of the stockholder for income tax purposes.  The unaudited pro forma income tax amounts, income tax provision, deferred tax assets, and the valuation allowance of deferred tax assets included in the accompanying consolidated statements of operations and the income tax provision note reflect the provision for income taxes which would have been recorded as if the Sole-Proprietorship had been incorporated as a C Corporation as of the beginning of the first date presented. The net loss for the period from January 1, 2012 to January 12, 2012 was immaterial and the pro forma income tax is not being shown.

Foreign Currency Translation

The Company follows Section 830-10-45 of the FASB Accounting Standards Codification (“Section 830-10-45”) for foreign currency translation to translate the financial statements from the functional currency, generally the local currency, into U.S. Dollars.  Section 830-10-45 sets out the guidance relating to how a reporting entity determines the functional currency, re-measures the books of record (if necessary), and characterizes transaction gains and losses. Pursuant to Section 830-10-45, the assets, liabilities, and operations of a foreign entity shall be measured using the functional currency of that entity. An entity’s functional currency is the currency of the primary economic environment in which the entity operates; normally, that is the currency of the environment, or local currency, in which an entity primarily generates and expends cash.

The functional currency is determined based on management’s judgment and involves consideration of all relevant economic facts and circumstances affecting the subsidiary. Generally, the currency in which it transacts a majority of its transactions, including billings, financing, payroll and other expenditures, would be considered the functional currency. If a functional currency is deemed to be the local currency, then any gain or loss associated with the translation of the financial statements is included in accumulated other comprehensive income. However, if the functional currency is deemed to be the U.S. Dollar, then any gain or loss associated with the re-measurement of these financial statements from the local currency to the functional currency would be included in the consolidated statements of income and comprehensive income (loss).

Based on an assessment of the factors discussed above, the management of the Company determined the relevant local currency to be the functional currency.

The financial records of the Company are maintained in its local currency, the Canadian Dollar (“CAD”), which is the functional currency.  Assets and liabilities are translated from the local currencies into the reporting currency, U.S. dollars, at the exchange rate prevailing at the balance sheet date.  Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the consolidated financial statements.  Foreign currency translation gain (loss) resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining accumulated other comprehensive income in the consolidated statement of stockholders’ deficit.

Unless otherwise noted, the rate presented below per U.S. $1.00 was the midpoint of the interbank rate as quoted by OANDA Corporation (www.oanda.com) contained in its consolidated financial statements. Translation of amounts from CAD into U.S. dollars has been made at the following exchange rates for the respective periods:

	March 31, 2013	December 31, 2012	March 31, 2012	December 31, 2011

Balance sheets	1.0176	0.9968	0.9972	1.0198

Statements of operations and comprehensive income (loss)	1.0079	0.9998	1.0002

Comprehensive Income (Loss)

The Company has applied section 220-10-45 of the FASB Accounting Standards Codification. This statement establishes rules for the reporting of comprehensive income and its components.  Comprehensive income (loss), for the Company, consists of net loss and foreign currency translation adjustments and is presented in the Company’s consolidated statements of operations and comprehensive income (loss) and stockholders’ equity.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

There were no potentially dilutive common shares outstanding for the three months ended March 31, 2013 or 2012.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

FASB Accounting Standards Update No. 2011-08

In September 2011, the FASB issued the FASB Accounting Standards Update No. 2011-08 “Intangibles—Goodwill and Other: Testing Goodwill for Impairment” (“ASU 2011-08”). This Update is to simplify how public and nonpublic entities test goodwill for impairment. The amendments permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. Under the amendments in this Update, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount.

The guidance is effective for interim and annual periods beginning on or after December 15, 2011. Early adoption is permitted.

FASB Accounting Standards Update No. 2011-11

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS.

The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.

FASB Accounting Standards Update No. 2012-02

In July 2012, the FASB issued the FASB Accounting Standards Update No. 2012-02 “Intangibles—Goodwill and Other (Topic 350) Testing Indefinite-Lived Intangible Assets for Impairment” (“ASU 2012-02”).

This Update is intended to reduce the cost and complexity of testing indefinite-lived intangible assets other than goodwill for impairment. This guidance builds upon the guidance in ASU 2011-08, entitled Testing Goodwill for Impairment. ASU 2011-08 was issued on September 15, 2011, and feedback from stakeholders during the exposure period related to the goodwill impairment testing guidance was that the guidance also would be helpful in impairment testing for intangible assets other than goodwill.

The revised standard allows an entity the option to first assess qualitatively whether it is more likely than not (that is, a likelihood of more than 50 percent) that an indefinite-lived intangible asset is impaired, thus necessitating that it perform the quantitative impairment test. An entity is not required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test unless the entity determines that it is more likely than not that the asset is impaired.

This Update is effective for annual and interim impairment tests performed in fiscal years beginning after September 15, 2012.  Earlier implementation is permitted.

Other Recently Issued, but not yet Effective Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying consolidated financial statements, the Company had a deficit accumulated during the development stage at March 31, 2013, a net loss and net cash used in operating activities for the interim period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to commence operations and generate sufficient revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a private or public offering.  Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Furniture and Fixtures

Furniture and fixtures, stated at cost, less accumulated depreciation consisted of the following:

	Estimated Useful Life (Years)	March 31, 2013	December 31, 2012

Furniture and fixture	5	$558	$558

		558	-

Less accumulated depreciation		(121)	(93)

		$437	$465

Depreciation Expense

Depreciation expense for the three months ended March 31, 2013 and 2012 was $28 and $9, respectively.

Note 5 – Stockholder’s Deficit

Shares Authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is One Hundred Million (100,000,000) shares of which Five Million (5,000,000) shares shall be Preferred Stock, par value $0.000001 per share, and Ninety Five Million (95,000,000) shares shall be Common Stock, par value $0.000001 per share.

Common Stock

Upon formation, the Company issued an aggregate of 5,000,000 shares of the newly formed corporation’s common stock to the President of the Predecessor for all of the outstanding shares. No value was given to the stock issued by the newly formed corporation.  Therefore, the shares were recorded to reflect the $.000001 par value and paid in capital was recorded as a negative amount ($5).  In other words, no net value was assigned to these shares.

Capital Contribution

The Company applied paragraph 505-10-S99-3 of the FASB Accounting Standards Codification (formerly Topic 4B of the Staff Accounting Bulletins (“SAB”) (“SAB Topic 4B”) issued by the United States Securities and Exchange Commission (the “SEC”), by reclassifying the Sole-Proprietorship’s deficit accumulated during the development stage of ($37,913) and other comprehensive income of $1,141 at January 12, 2012 to additional paid-in capital.

Note 6 – Related Party Transactions

Advances from Stockholder

From time to time, the stockholder of the Company advances funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

Free Office Space

The Company has been provided office space by its Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

Note 7 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent events to be disclosed.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Type 1 Media for the three months ended March 31, 2013 and 2012, and for the period January 12,2012 to December 31, 2012 should be read in conjunction with the Selected Consolidated Financial Data, Type 1 Media’s financial statements, and the notes to those financial statements that are included elsewhere in this registration statement. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Current Report. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

Type 1 Media, Inc. was incorporated in the State of Delaware on January 12, 2012.  Type 1 was formed primarily to inform people new to type 1 diabetes about living well with the condition as well as products and services that will help them thrive.

Type 1 Media began its business by creating short custom videos for pharmaceutical companies and medical devices companies who sell medications and products that people with type 1 diabetes need, as well as videos for charities concerned with type 1 diabetes. These projects, completed in 2012, helped build the Company’s reputation so that the Company could seek sponsorship for a larger project, titled Welcome to Type 1, which is detailed in the “Business Strategy: section.

Results of Operations

For the three months ended March 31, 2013 and 2012 and for the period from January 12, 2012 to December 31, 2012

We are still in our development stage and have generated no revenues to date. Our net operating loss as of March 31, 2013 was $18,445 compared to $12,656 for March 31, 2012 and our net loss for March 31, 2013 was $18,445 compared to $12,656 for the period ended March 31, 2012.

As of December 31, 2012, our revenues were $44,006 from clients and sponsors for whom the Company created videos and web content. In that first year the company also set up the larger project titled Welcome to Type 1 and began courting and pitching sponsors and clients for that project. Our net operating expenses as of December 31, 2012 were $72,733 and our net loss of $55,222.

Liquidity and Capital Resources

As of December 31, 2012, the cash flow from operating activities was $(25,165), the net cash flow from investing activities was $(558), and the net cash flow from financing activities was $37,660 resulting in a total cash balance of $10,302 as of December 31, 2012.

Limited Operating History

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

Critical Accounting Policies and Estimates

Our significant accounting policies are more fully described in Note 1 to our financial statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses, and the related disclosures of contingent assets and liabilities. Actual results could differ from those estimates under different assumptions or conditions. We believe that the following critical accounting policies are subject to estimates and judgments used in the preparation of our consolidated financial statements:

Estimated Useful Lives of Property and Equipment
The estimates of useful lives for property and equipment are significant estimates. Expenditures for the leasehold improvements and equipment when a food truck is first contracted are material. In addition, periodic refurbishing takes place and those expenditures can be material. We estimate the useful life of those assets by considering, among other things, expected use and life of the food truck. The assets are then depreciated using a straight line method over those estimated lives. These estimated lives are reviewed periodically and adjusted if necessary. Any necessary adjustment to depreciation expense is made in the income statement of the period in which the adjustment is determined to be necessary.

Allowance for Doubtful Accounts
Accounts receivable arise primarily from catering and special event sales. The Company establishes an allowance for doubtful accounts receivable based on the age of outstanding invoices and management’s evaluation of collectability. Such estimates inherently involve uncertainties and assessments of the outcome of future events, and changes in facts and circumstances may result in adjustments to the provision for doubtful accounts.

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Our business plan within 12 months is outlined below:

For the next 6 months the Company is engaged in completing production of 25-35 short videos providing useful information and empowerment to people and families new to type 1. The following 6 months will primarily be spent driving traffic to the website via search engine optimization; visits to endorcrinologists, diabetes educators, nurses, dieticians, and health care teams; and presenting at conferences. These activities will overlap somewhat. The process of soliciting and creating sponsorship agreements with clients in the pharmaceutical and medical devices industries relevant to type 1 diabetes is ongoing.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

We have received two sponsorships, in aggregate amount of $90,000 for the year 2013.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of June 28, 2013. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Jonathan White	32	President, Director
Tom Baxter	34	Secretary, Director

Business Experience

The following summarizes the occupation and business experience during the past five years for our officers, directors and key employees as of the date of this offering.

Officers

Jonathan White, 31, President and Director. Dr. White has been our President since inception on January 12, 2012. Dr. White is a media psychologist based in Halifax, Nova Scotia. His research and part-time teaching concern how we make ourselves through the media and entertainment we absorb. Dr. White completed his PhD in media psychology on that topic in January of 2011, and taught masters-level classes for UCLA and Fielding Graduate University while studying and after graduating. Dr. White also taught undergraduate classes for Saint Mary’s University in Halifax in 2011. He now teaches a couple online graduate classes a year and supervises a few masters’ students on their theses. Prior to his PhD Dr. White earned a masters of arts in media psychology, a master’s of science in organizational psychology, an honors degree in business administration, and a degree in psychology. Throughout over a decade of postsecondary education Dr. White worked in various fields related to his schooling, often as a consultant or intern specialist. Dr. White has lived with type 1 diabetes for 16 years and took a short break from graduate school to bicycle from the top to the bottom of Africa in 2006 to promote awareness that it is possible to live a healthy, adventurous life with the condition. From that trip Dr. White created an award-winning televised documentary. He has also been performing occasional contracts as a traveling motivational speaker for audiences concerned with type 1diabetes for 5 years, when the talks are requested and set up by pharmaceutical companies, medical devices companies, health-related organizations, and charities. Type 1 Media and the Welcome to Type 1 project are in some ways the culmination of an extensive education on how media can change behavior for the better, specifically applied to type 1diabetes. In the future Dr. White hopes to be able to apply the model of this business to other chronic health conditions that require proactive approaches from patients to improve wellbeing.

Tom Baxter, 33.  Mr. Baxter has been our Secretary and Director since May 2012, Tom Baxter is a Family and Emergency Room doctor in Kingston Ontario. He has been a type I diabetic since the age of three, and he has been striving to show both himself and others that diabetes cannot hold you back from your dreams. In 2006 he completed a cycling expedition with tour d’Afrique, crossing 3500km through Zambia, Botswana, Namibia, and South Africa. He has been giving motivational talks related to that experience for a variety of organizations. He’s also cycled unsupported from Portland Oregon to the southern tip of the baja California. He has taught English in rural Japan and studied the language for two years. Tom is a graduate of Dalhousie University having received a bachelor of Arts with combined honors in Classical History and Biology in 2001 and in 2010 he earned his medical degree, also from Dalhousie. From 2010-2012, Mr. Baxter conducted a Family Medicine Residency and received a rural and remote medicine diploma from Queen’s University in Kingston, Ontario.  From January 2013 to the present, Mr. Baxter has been working as a family physician for Reddendale Family Health in Kingston, Ontario.

Committees

We have not separately designated an executive committee, nominating committee, compensation committee or audit committee of the board of directors.

Code of Ethics

The Company has adopted a Code of Ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

Family Relationships

No family relationship has ever existed between any director, executive officer of the Company, and any person contemplated to become such.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information concerning compensation for each of our named executive officers for services in all capacities during the years indicated:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus	Option Awards	All Other Compensation	Total ($)
Jonathan White	2012	CAD $11,630.05 USD $1,035.00

Thomas Baxter	2012	CAD $0 USD $0

Employment Agreements

The Company does not have any employment agreements.

Option Plan

There are no stock option plans or common shares set aside for any stock option plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of June 28, 2013, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Jonathan White 5959 Spring Garden Road, #1507 Halifax, NS, Canada B3h 1Y5	5,000,000	87.72%

Tom Baxter 5959 Spring Garden Road, #1507 Halifax, NS, Canada B3h 1Y5
All Executive Officers and Directors as a group (2 persons)	0	0%

*	less than 1%

(1)	Based on 5,700,000 shares of common stock outstanding as of June 28, 2013

Securities Authorized For Issuance Under Equity Compensation Plans

There are no securities authorized for issuance under an Equity Compensation Plan.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth information regarding the beneficial ownership of shares of our capital stock as of June 28, 2013 by:

●	Each of our directors;

●	Each of our named executive officers;

●	All of our directors and executive officers as a group; and

●	Each person known by us to beneficially own more than 5% of our outstanding common stock.

Under SEC rules, beneficial ownership includes any shares of common stock which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Percentage of beneficial ownership is calculated based on 5,700,000 shares of our common stock outstanding as of June 28, 2013. In calculating the number of shares beneficially owned and the percentage ownership, shares of common stock subject to Preferred Stock conversion rights (including accrued dividends), options or warrants held by that person that are currently exercisable or convertible or become exercisable or convertible within 60 days after June 28, 2-13 are deemed outstanding even if they have not actually been exercised or converted. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe that all persons named in this table have sole voting power and investment power over all the shares beneficially owned by them.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Certain Related Party Transactions

There have been no material transactions, series of similar transactions or currently proposed transactions during 2012 in which we were or are to be a party, in which the amount involved exceeded the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years and in which any director or executive officer or any security holder who is known to us to own of record or beneficially more than 5% of our common stock, or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons, had a direct or indirect material interest.

Indebtedness Of Management

No officer, director or security holder known to us to own of record or beneficially more than 5% of our common stock or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons is indebted to us.

Transactions With Promoters

We did not expressly engage a promoter at the time of its formation. We have used selling agents and consultants from time to time. The terms of those arrangements have been disclosed in previous filings with the Securities and Exchange Commission.

Independence Of The Board Of Directors

Our common stock is listed on the OTC Bulletin Board. For a director to be “independent” under these standards, the Board must affirmatively determine that the director has no material relationship with us, either directly or as a partner, shareholder, or officer of an organization that has a relationship with us. Applying corporate governance standards, and all other applicable laws, rules and regulations, the Board of Directors has determined that none of our directors are independent. This does not constitute an independent board of directors.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Article V of our Bylaws states that we shall indemnify any officer or director who is a party to pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the Corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, so long as such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Pursuant to Nevada Revised Statutes (NRS) 78.7502, corporations have the discretionary authority to indemnify officers, directors, employees and agents. Under NRS 78.7502(3), corporations are required to indemnify directors, officers, employees, and agents against any expenses, including attorneys’ fees, that were actually and reasonably incurred in connection with the defense of any suits or proceeding where such individual has been successful on the merits or otherwise in defense of any action or proceeding.

Our Bylaws and the Nevada Revised Statutes are substantially similar. However, the NRS provides for a discretionary indemnification for any threatened or pending action, suit of proceeding and out Bylaws make the indemnification mandatory.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

TYPE 1 MEDIA, INC.

700,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is ____________, 2013

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee		$4.78
Accounting fees and expenses	$
Legal fees and expense	$
Blue Sky fees and expenses	$
Miscellaneous	$
Total		$25,004.78

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Delaware on January 12, 2012. In connection with incorporation, we issued 5,000,000 shares of common stock to our founders.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

From March to June 2013, we sold through a Regulation D Rule 506 offering a total of 700,000 shares of common stock to 32 investors, at a price per share of $0.05 for an aggregate offering price of $187,000.   The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in June 2012 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Form of Sponsor Agreement
23.1	Consent of Li and Company, PC
23.2	Consent of Counsel (included in Exhibit 5.1, hereto)

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereonto duly authorized on this 28 day of June, 2013

TYPE 1 MEDIA, INC.

By:	/s/ Jonathan White
Jonathan White
President (Duly Authorized, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan White	President, Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)	June 28, 2013
Jonathan White

/s/ Tom Baxter	Secretary, Director	June 28, 2013
Tom Baxter